Exhibit 10.1

Constellation Energy Group, Inc.

100 Constellation Way

Baltimore, Maryland 21202

December 17, 2008

MidAmerican Energy Holdings Company

1111 South 103rd Street

Omaha, NE 68124

Attention:   Douglas L. Anderson

  Senior Vice President and General Counsel

Mr. Anderson:

Reference is made to that certain Termination Agreement dated as of December 17, 2008 (the “Termination Agreement”) by and among MidAmerican Energy Holdings Company, MEHC Investment, Inc., MEHC Merger Sub Inc., Constellation Energy Group, Inc., Électricité de France SA, and Électricité de France International, SA. Capitalized terms used, but not otherwise defined, herein shall have the meanings respectively ascribed to them in the Termination Agreement. In consideration of the undertakings and agreements in the Termination Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and notwithstanding Section 14 of the Termination Agreement, the undersigned do hereby agree as set forth herein.

Constellation hereby agrees to indemnify and hold harmless the MidAmerican Parties and their respective Affiliated Parties (the “MidAmerican Indemnified Parties”) against any and all liabilities, judgments, settlements, costs and reasonable expenses, including, without limitation, reasonable legal fees (collectively, “Losses”) incurred by any MidAmerican Indemnified Party and arising out of or in connection with (i) any breach of the Termination Agreement by Constellation or any EDF Party or (ii) any claims (including, without limitation, claims that have been or could have been asserted in actions pending prior to the date hereof) by or on behalf of any Constellation securityholders (or by any such securityholders on behalf or purportedly on behalf of Constellation) arising out of or in connection with the Specified MidAmerican Agreements, the Termination Agreement or the transactions contemplated thereby (including, without limitation, any claims directly or indirectly challenging the validity or enforceability of the amounts payable pursuant to Section 1(a) of the Termination Agreement, Section 9.3(a) of the Merger Agreement, Section 7(b)(ii)(B) or Section 7(c) of the Series A Articles Supplementary or the first sentence of the third paragraph of the Limited Waiver, the securities issuable pursuant to Section 1(b) or 1(c) of the Termination Agreement, Section 7(a) of the Series A Articles Supplementary, or the first sentence of the third paragraph of the Limited Waiver, or seeking to modify, reduce, recoup, recover or otherwise deprive any of the MidAmerican Indemnified Parties of the benefit thereof) (the claims described in this clause (ii), “Constellation Claims”). In connection with defending any such Constellation Claims, the MidAmerican Indemnified Parties shall be entitled to retain counsel to represent them (with reasonable fees and expenses of such counsel to be paid by Constellation as above provided). The MidAmerican Indemnified Parties will not settle any Constellation Claims without the prior written consent of Constellation, which consent will not be unreasonably withheld, and no MidAmerican Indemnified Party shall be entitled to any amounts hereunder with respect to any Constellation Claim that is settled without such consent. Unless the settlement of a Constellation Claim is for monetary damages only and includes an unconditional release of the MidAmerican Indemnified Parties without the requirement of any admission of fault by any MidAmerican Indemnified Party, Constellation agrees that it will not settle such Constellation Claim without the prior written consent of MidAmerican, which consent will not be unreasonably withheld. Constellation also agrees to indemnify the MidAmerican Indemnified Parties against legal fees and expenses incurred in enforcing the Termination Agreement or this Agreement (including, without limitation, this sentence). MidAmerican hereby agrees to indemnify and hold harmless Constellation and its Affiliated Parties (the “Constellation Indemnified Parties”) against any and all Losses incurred by any Constellation Indemnified Party and arising out of or in connection with any breach of the Termination Agreement by any of the MidAmerican Parties. MidAmerican also agrees to indemnify the Constellation Indemnified Parties against legal fees and expenses incurred in enforcing the Termination Agreement or this Agreement (including, without limitation, this sentence).

In connection with any litigation or other legal proceeding arising out of or relating to matters for which Constellation provides indemnification to any of the MidAmerican Indemnified Parties as described above (“Indemnifiable Matters”), the MidAmerican Indemnified Parties and the Constellation Indemnified Parties each agree to, and to cause their counsel to, cooperate in good faith in the defense or prosecution of such Indemnifiable Matters. Such cooperation will include, without limitation, (i) the provision of records and information which are necessary to the defense, prosecution or appeal of such Indemnifiable Matters and which are reasonably requested, (ii) making employees (and, to the extent reasonably feasible, former employees) available on a mutually convenient basis to provide additional information and explanation of materials provided hereunder, and (iii) reasonable consultation regarding the defense, prosecution or appeal of the Indemnifiable Matters, in each case, with respect to clauses (i), (ii) and (iii) hereof, at the cost of the party requesting such cooperation.

Sections 8, 9 and 11 through 21 of the Termination Agreement are hereby incorporated by reference and shall apply mutatis mutandis to this letter agreement as if this letter agreement were included in the Termination Agreement.

CONSTELLATION ENERGY GROUP, INC.

By:	/s/ Charles A. Berardesco
Name: Charles A. Berardesco Title: Senior Vice President and General Counsel

MIDAMERICAN ENERGY HOLDINGS COMPANY

By:	/s/ Douglas L. Anderson
Name: Douglas L. Anderson Title: Senior Vice President

MEHC MERGER SUB INC.

By:	/s/ Douglas L. Anderson
Name: Douglas L. Anderson Title: Senior Vice President

MEHC INVESTMENT, INC.

By:	/s/ Douglas L. Anderson
Name: Douglas L. Anderson Title: Senior Vice President